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                                                                   Exhibit 10.16

BALDWIN PIANO & ORGAN COMPANY
422 Wards Corner Road
Loveland, Ohio 45140-8390
(513-576-4500

June 30, 1998

Duane D. Kimble
17503 Hidden Forest Circle
Spring, Texas  77379

Dear Duane:

This letter is to formally outline the offer of employment by Baldwin Piano and Organ Company to employ you as Senior Vice President, Strategic Planning.

The following is more specific information about the offer. Of course, all of these items are subject to the details of the specific plan documents referred to herein.


POSITION You will serve as Senior Vice President, Strategic Planning, reporting to the Chairman and Chief Executive Officer of the Company.

COMPENSATION

Base Salary                                 Your starting annual base salary
                                            will be $160,000 (less withholdings
                                            and deductions), which will be paid
                                            monthly on the 25th of the month.
                                            Your performance and compensation
                                            will be reviewed annually.

Annual Incentive
                                            You will be eligible to participate
                                            in Baldwin's Management Incentive
                                            Plan ("MIP"), which provides an
                                            opportunity for an annual cash
                                            bonus. Pursuant to the MIP, you will
                                            be eligible for an annual incentive
                                            of 24%, 30%, or 45% of your base
                                            salary, subject to the level of the
                                            performance of the Company. The plan
                                            runs on a fiscal year basis. This
                                            annual incentive will be prorated
                                            for the number of months you are
                                            employed in 1998.



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Annual Incentive                            In 1999, you will be eligible for an
Stock Options                               annual incentive stock option grant,
                                            determined by the CEO, based on your
                                            individual contribution for fiscal
                                            1998.

Special Stock                               Immediately upon your commencement
Option Grant                                date, the Company will grant you an
                                            incentive stock option to acquire
                                            10,000 shares of the Company's
                                            common stock, pursuant to the
                                            Company's 1998 Omnibus Stock Plan.
                                            The per share exercise price of such
                                            option shall equal the last sale
                                            price of the company's common stock
                                            on the NASDAQ market on the
                                            commencement date, or if no trades
                                            are made on such date, the next
                                            business day following the
                                            commencement on which trades of the
                                            Company's common stock are reported.
                                            Your right to acquire the shares
                                            subject to this option shall vest at
                                            20% of such shares immediately and
                                            shall vest an additional 20% of such
                                            shares on each anniversary date of
                                            the grant. Such options shall expire
                                            on the earlier of ten years from the
                                            date of grant or three months
                                            following the termination of your
                                            employment.



Medical and Dental Benefits                 You will be eligible to participate
                                            in the medical and dental plan on
                                            the first of the month following
                                            90 days of employment. You will
                                            have the option of electing either
                                            a PPO Plan (Preferred Provider
                                            Organization which is a network
                                            of physicians) or a POS Plan
                                            (Point-of-Service, where you will
                                            select a primary care physician, who
                                            will direct your medical care). Your
                                            share of the monthly premium in 1998
                                            for single coverage under the PPO
                                            Plan is $58.00 or $155.00 for
                                            family, for the POS Plan, your share
                                            of the monthly premium in 1998 for
                                            family coverage is $138.00 or $52.00
                                            for single coverage. You may go to
                                            any dentist under our Dental Plan.

                                            The co-pay for a doctor's visit in
                                            network for the POS or PPO network
                                            is $12.00 There is a prescription
                                            card with a co-pay of


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                                            $7.00 for generic drugs and $12.00
                                            for brand name drugs. Also, there
                                            is a mail order prescription
                                            provision with a $7.00 co-pay for
                                            a three-month supply of maintenance
                                            drugs.


Flexible Spending Plan                      You will be eligible to participate
                                            in the Flexible Spending Account
                                            Plan on the first day of the month
                                            following ninety days of service.
                                            This Plan allows you to make a
                                            salary deferral to be reimbursed for
                                            certain items with pre-tax dollars.
                                            You may defer up to $2,000 annually
                                            to a Medical Reimbursement Account
                                            and up to $5,000 to a Dependent Care
                                            Reimbursement Account.


Vacation You will be entitled to four weeks of paid vacation annually beginning January 1, 1999. You will receive pro-rata vacation for 1998. Vacation days are to be taken during the calendar year and may not be carried over.


Long-Term Disability                        You will be offered long-term
                                            disability at group rates.


Life Insurance                              The Company provides life insurance
                                            in an amount equal to 1 1/2 times
                                            your annual W-2 earnings. This
                                            amount is adjusted annually.


Group Travel Accident                       The Company provides coverage at 5
                                            times annual salary, minimum benefit
                                            is $250,000 and maximum benefit is
                                            $1,500,000.


Accidental Death & Dismemberment
AD&D Insurance                              You will be eligible to elect
                                            coverage amounts from $10,000 to
                                            $250,000 available at group rates.


Educational Assistance                      You will be eligible for educational
                                            assistance after one year of
                                            employment.



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Retirement Plan                             After the prescribed waiting period,
                                            you will be eligible to participate
                                            in the Baldwin Piano & Organ Company
                                            Retirement Plan for Salaried
                                            Employees (the "Retirement Plan").
                                            After you have been employed for 30
                                            days, you will be eligible to make
                                            salary deferral contributions to the
                                            Retirement Plan (up to a certain
                                            limit). Second, after you have been
                                            employed for one year, the Company
                                            will contribute on an annual basis
                                            to your account an amount equal to
                                            3% of your salary, plus match your
                                            salary deferral contributions at the
                                            rate of 50% (up to a certain overall
                                            limit).

                                            In addition, Baldwin has a
                                            Non-Qualified Deferred Compensation
                                            Plan, to which you also will be able
                                            to make salary deferral
                                            contributions (up to a certain
                                            limit) after 30 days of employment.
                                            After one year of employment, your
                                            deferrals to this Plan will be
                                            matched at the rate of 50% (again,
                                            up to a certain overall limit).

                                            You will choose from the options
                                            available in each plan how to direct
                                            the investment of these funds.

                                            You will be 100% vested in all
                                            Company contributions after five
                                            years.


Relocation Expenses                         We provide a comprehensive
                                            relocation program, administered by
                                            Prudential Relocation that provides
                                            assistance with home marketing, home
                                            finding, closing management, and
                                            other relocation services. These are
                                            described in detail in our
                                            relocation policy, of which you have
                                            already received a copy.

                                            Our policy includes a repayment
                                            provision. If you voluntarily
                                            terminate your employment with
                                            Baldwin within twelve months of your
                                            Commencement Date, you will be
                                            required to pay up to 100% of the
                                            relocation expenses. This provision
                                            is explained in detail in the
                                            Repayment Agreement, which is
                                            attached to the Relocation Policy.
                                            You are required to sign this
                                            Repayment Agreement.


CONFIDENTIAL INFORMATION/
NON-SOLICITATION AGREEMENT                  You agree to execute a separate
                                            agreement regarding non-disclosure
                                            of confidential information and
                                            non-solicitation of customers and
                                            employees.


OTHER
Employment at Will                          If employed, your employment with
                                            the Company is at-will.

Change of Control Agreement                 The Change of Control Agreement
                                            exists for a few select, critical
                                            senior executives. The Agreement,
                                            which will be sent by separate
                                            cover, would apply under the
                                            conditions specified under such
                                            Agreement.


Drug Screen/Background Check                This offer is contingent upon
                                            successful completion of a
                                            pre-employment drug screen and a
                                            background check.




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Proof of Identity                           To comply with federal law, you will
                                            need to provide the Company with
                                            appropriate proof of identity and an
                                            appropriate document that
                                            establishes employment eligibility.


Duane, I am certainly looking forward to having you join us at Baldwin Piano. If you have any questions or would like to discuss anything further, please feel free to call me at 576-4693 or Jerri Hall at 576-4692. Upon acceptance of this offer, please sign below and return the original in the envelope.


Sincerely,



Karen



By: /s/ KAREN L. HENDRICKS
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    Karen L. Hendricks
    Chairman, Chief Executive Officer and President





I have read, understand and agree to all of the provisions of this letter agreement.



    /s/ DUANE D. KIMBLE
    ----------------------
    Duane D. Kimble


    June 30, 1998
    ----------------------
    Date


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